Exhibit 99.1

Coherus BioSciences Regains Development and Commercial

Rights to CHS-0214 From Shire

No Payment Due upon Return, no Obligations for Future Payments or Royalties

REDWOOD CITY, Calif., September 27, 2016 – Coherus BioSciences, Inc. (Nasdaq: CHRS) today announced that it has regained from Shire plc all development and commercial rights previously licensed for CHS-0214 etanercept, a biosimilar candidate to Enbrel®, for Europe, Canada, Brazil, the Middle East and other territories. Reconveyance of CHS-0214 rights to Coherus results from Shire’s strategic portfolio review, following its June 2016 acquisition of Baxalta Incorporated, and includes no present or future payments from Coherus.

“Good companies properly exercise discipline around their chosen strategic focus, and we are very grateful to our colleagues at Baxalta and Shire for their assistance in advancing the CHS-0214 Enbrel biosimilar program,” said Denny Lanfear, President and CEO of Coherus BioSciences. “These reacquired geographical rights fit well with our existing U.S. CHS-0214 rights, and we now have the opportunity to license throughout Europe, U.S. and other key commercial geographies two complimentary Anti-TNF assets— CHS-0214, an Enbrel® biosimilar candidate and CHS-1420, a Humira® biosimilar candidate. We remain on track for submission of a CHS-0214 Marketing Authorization Application (MAA) to the European Medicines Agency in the fourth quarter of 2016.”

As of June 30, 2016, Coherus’ condensed consolidated balance sheet reflected deferred revenue of $85.8 million and $76.8 million for a contingent payment in the event Coherus commercially launched CHS-0214 in the United States under the Shire collaboration. As a result of the termination agreement with Shire, Coherus expects to recognize the $162.6 million as collaboration and license revenues in 2016.

About CHS-0214

CHS-0214 has successfully completed two Phase 3 studies, one in chronic plaque psoriasis, data released in November 2015, and one in rheumatoid arthritis, data released in January 2016. Data from these Phase 3 studies as well as two pivotal clinical pharmacokinetic studies will support the MAA. Coherus has partnered with Daiichi Sankyo for the development and commercialization of CHS-0214 in Japan.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities including market opportunities, expectations, goals, objectives, strategies, product pipeline, clinical studies, product development, and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to license its Anti-TNF assets, CHS-1420 and CHS-0214. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 9, 2016 and its future periodic reports to be filed with the Securities and Exchange Commission.

Enbrel® is a registered trademark of Amgen, Inc.

Humira® is a registered trademark of AbbVie, Inc.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527